Exhibit 4.1

EXECUTION VERSION

CIMAREX ENERGY CO.

AND

MAGNUM HUNTER RESOURCES, INC.

AND

THE SUBSIDIARY GUARANTORS PARTY HERETO

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of June 7, 2005

To

INDENTURE

Dated as of December 17, 2003

Floating Rate Convertible Senior Notes Due 2023

i

SECOND SUPPLEMENTAL INDENTURE, dated as of June 7, 2005 (this “Second Supplemental Indenture”), among CIMAREX ENERGY CO., a Delaware corporation (the “Successor Issuer”), MAGNUM HUNTER RESOURCES, INC., a Nevada corporation (the “Existing Issuer”) and the “Company” under the First Amended Indenture (as defined below), MAGNUM HUNTER PRODUCTION, INC., a Texas corporation (“MHP”), GRUY PETROLEUM MANAGEMENT CO., a Texas corporation (“Gruy”), HUNTER GAS GATHERING, INC., a Texas corporation (“Hunter”), TRAPMAR PROPERTIES, INC., a Texas corporation (“Trapmar”), CONMAG ENERGY CORPORATION, a Texas corporation (“Conmag”), PINTAIL ENERGY, INC., a Delaware corporation (“Pintail”), PRIZE OPERATING COMPANY, a Delaware corporation (“Prize Operating”), PEC (DELAWARE), INC., a Delaware corporation (“PEC”), PRIZE ENERGY RESOURCES, L.P., a Delaware limited partnership (“Prize Energy”), OKLAHOMA GAS PROCESSING, INC., a Delaware corporation (“Oklahoma Gas,” and together with MHP, Gruy, Hunter, Trapmar, Conmag, Pintail, Prize Operating, PEC and Prize Energy, the “Existing Subsidiary Guarantors”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized under the laws of the State of New York (herein called the “Trustee”).

WITNESSETH:

WHEREAS, the Existing Issuer, the Existing Subsidiary Guarantors and the Trustee are parties to an Indenture, dated as of December 17, 2003 (the “Original Indenture”), pursuant to which the Existing Issuer’s Floating Rate Convertible Senior Notes due 2023 in the principal amount of $125,000,000 were issued;

WHEREAS, the Existing Issuer, the Existing Subsidiary Guarantors, and the Trustee have entered into a First Supplemental Indenture, dated as of June 6, 2005 (the “First Supplemental Indenture”), pursuant to which, among other things, the Original Indenture was modified at the time and in accordance with the terms thereof (such Original Indenture as amended and supplemented by the First Supplemental Indenture is herein called the “First Amended Indenture”);

WHEREAS, at the Second Supplemental Indenture Effective Time (as defined in Article VI hereof), pursuant to an Agreement and Plan of Merger, dated January 25, 2005, as amended by Amendment No. 1 dated as of February 18, 2005 and Amendment No. 2 dated as of April 20, 2005 (the “Merger Agreement”), among the Successor Issuer, the Existing Issuer, and Cimarex Nevada Acquisition Co., a Nevada corporation (“CNAC”), and a wholly-owned subsidiary of Cimarex, the Existing Issuer and CNAC will merge (the “CNAC Merger”), with the Existing Issuer being the surviving corporation, and in connection with and upon the effectiveness of the CNAC Merger, the Existing Issuer will become a wholly-owned subsidiary of the Successor Issuer, and the separate existence of CNAC will cease;

WHEREAS, under the Merger Agreement, holders of shares of Common Stock will receive 0.415 of a share of common stock, par value $.01 per share (the “Successor Issuer Common Stock”), of the Successor Issuer (plus cash in lieu of any fractional share interest) for each share of Common Stock that they own immediately before the Effective Time (as such term is defined in the Merger Agreement) of the CNAC Merger;

WHEREAS, the Successor Issuer desires to issue a guarantee to the Holders of the Securities as provided in this Second Supplemental Indenture;

WHEREAS, the Successor Issuer, the Existing Issuer, and the Existing Subsidiary Guarantors are entering into this Second Supplemental Indenture with the Trustee in compliance with Sections 9.01 and 10.11 of the Indenture;

NOW, THEREFORE, each party agrees as follows for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Securities:

ARTICLE I
DEFINITIONS

Capitalized terms that are defined in this Second Supplemental Indenture (including without limitation in the introductory paragraph and the Recitals hereto) shall have the meanings assigned to them herein.  Capitalized terms used in this Second Supplemental Indenture (including without limitation in the introductory paragraph and the Recitals hereto) that are not otherwise defined herein shall have the meanings assigned to them in the First Amended Indenture.

ARTICLE II
AMENDMENTS

Section 2.1             Amendments to Definitions.(a)         For all purposes of the Indenture, this Second Supplemental Indenture and the Securities, the definitions of the following terms set forth in Section 1.1 of the First Amended Indenture are amended and restated to read in full as follows:

“Common Stock” means the common stock, par value $.01 per share, of the Successor Issuer, as it exists at the Second Supplemental Indenture Effective Time or any other shares of Capital Stock of the Successor Issuer into which Common Stock shall be reclassified or changed.

“Common Stock Price” on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for the Common Stock as reported in composite transactions on the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by The NASDAQ System.

“Conversion Price” means $28.99 per share of Common Stock as of the Second Supplemental Indenture Effective Time, subject to adjustments as described in Section 10.05 hereof.

“Conversion Rate” means the number of shares of Common Stock equal to $1,000 divided by the Conversion Price, which shall be approximately 34.4971 as of the Second Supplemental Indenture Effective Time, subject to the adjustments described in Section 10.05 hereof.

“Enterprise Value” means, as of any date of calculation, an amount equal to (i) the product of (A) the Common Stock Price on the immediately preceding Trading Day and (B) the aggregate number of shares of Common Stock outstanding on the immediately preceding Trading Day, plus (ii) the aggregate amount of outstanding indebtedness of the Successor Issuer and its subsidiaries on a consolidated basis, as determined in accordance with GAAP, on the immediately preceding Trading Day, plus (iii) the aggregate amount recorded as outstanding preferred stock of the Successor Issuer and its subsidiaries on a consolidated basis, as determined in accordance with GAAP, on the immediately preceding Trading Day, minus (iv) the aggregate amount of cash and cash equivalents held by the Successor Issuer and its subsidiaries on a consolidated basis on the immediately preceding Trading Day.

“Indenture” means this instrument as originally executed, as supplemented and amended by the First Supplemental Indenture and the Second Supplemental Indenture and as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

(b)           Section 1.1 of the First Amended Indenture is amended by adding the following defined terms:

“Second Supplemental Indenture” means the Second Supplemental Indenture, dated as of June 7, 2005, among the Successor Issuer, the Company, the Subsidiary Guarantors, and the Trustee.

“Second Supplemental Indenture Effective Time” means the Second Supplemental Indenture Effective Time as defined in Article VI thereof.

“Successor Issuer” means Cimarex Energy Co., a Delaware corporation, until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent successor or successors.

(c)           For avoidance of doubt, the terms “Company” and “Trustee” as set forth in Section 1.1 of the First Amended Indenture are not amended by this Second Supplemental Indenture.

Section 2.2             Amendments to Conversion of the Securities.(a)           Section 10.01(a)(iv)(B) of the First Amended Indenture is amended and restated to read in full as follows:

(B)           a distribution to all holders of Common Stock of evidences of Successor Issuer indebtedness, rights or warrants to purchase or subscribe for Capital Stock or other securities of the Successor Issuer, cash or assets, which distribution has an aggregate value that exceeds 10% of the Successor Issuer’s Enterprise Value on the Trading Day immediately preceding the declaration date of such distribution;

(b)           Section 10.01(a)(v) of the First Amended Indenture is amended by deleting the term “Company” and replacing it with the term “Successor Issuer.”

(c)           The second sentence of Section 10.01(c) of the First Amended Indenture is amended by deleting the term “Company’s” and replacing it with the term “Successor Issuer’s.”

(d)           Section 10.02(b) of the First Amended Indenture is amended by deleting the references therein to the term “Company” and replacing them with the term “Successor Issuer.”

(e)           Section 10.04 of the First Amended Indenture is amended by deleting the references in the first sentence, the heading, the penultimate paragraph, and the last paragraph thereof to the term “Company” and replacing them with the term “Successor Issuer.”

(f)            Section 10.05(a) of the First Amended Indenture is amended by deleting the term “Company” and replacing it with the term “Successor Issuer.”

(g)           Section 10.05(b) of the First Amended Indenture is amended by deleting the term “Company” and replacing it with the term “Successor Issuer.”

(h)           Section 10.05(c) of the First Amended Indenture is amended by deleting the first two references therein to the term “Company” and replacing them with the term “Successor Issuer.”

(i)            Section 10.05(d) of the First Amended Indenture is amended by deleting references therein to the term “Company” and replacing them with the term “Successor Issuer.”

(j)            Section 10.05(e) of the First Amended Indenture is amended by deleting the reference therein to the term “Company” and replacing it with the term “Successor Issuer.”

(k)           Section 10.05(f) of the First Amended Indenture is amended by deleting the date “January 6, 1998” and replacing it with the date “February 23, 2002.”  Section 10.05(f) of the First Amended Indenture also is amended by deleting references therein to the terms “Company’s” and “Company” and replacing them with the terms “Successor Issuer’s” and “Successor Issuer,” respectively.

(l)            Section 10.05(g) of the First Amended Indenture is amended by deleting references therein to the term “Company” and replacing them with the term “Successor Issuer.” Section 10.05(g) of the First Amended Indenture also is amended by deleting the third reference therein to the term “Board of Directors” and replacing it with the term “board of directors of the Successor Issuer.”

(m)          The first full paragraph following Section 10.05(g) of the First Amended Indenture is amended by deleting the third, fourth and fifth references therein to the term “Company” and replacing them with the term “Successor Issuer.”

(n)           The second full paragraph following Section 10.05(g) of the First Amended Indenture is amended by deleting the references therein to the term “Company” and replacing them with the term “Successor Issuer.”

(o)           Sections 10.06 and 10.07 of the First Amended Indenture are amended by deleting references therein to the term “Company” and replacing them with the term “Successor Issuer.”

(p)           Section 10.08 of the First Amended Indenture is amended by deleting second reference therein to the term “Company” and replacing it with the term “Successor Issuer.”

(q)           Section 10.10 of the First Amended Indenture is amended by deleting the first seven references therein to the term “Company” and replacing them with the term “Successor Issuer.”

(r)            Section 10.11 of the First Amended Indenture is amended by:

(1)           deleting the first three references in the first sentence of the first paragraph thereof to the term “Company” and replacing them with the term “Successor Issuer;”

(2)           deleting the fourth reference in the first sentence of the first paragraph thereof to the term “Company” and replacing it with the term “Company and the Successor Issuer;”

(3)           deleting the references in the last sentence of the first paragraph thereof to the term “Company” and replacing them with the term “Successor Issuer;” and

(4)           deleting the references in the second paragraph thereof to the term “Company” and replacing them with the term “Company and the Successor Issuer.”

(s)           The first two sentences of Section 10.14(c) of the First Amended Indenture are amended and restated to read in full as follows:

The Company shall pay the Principal Return and cash for fractional shares and the Successor Issuer shall issue and the Company shall deliver the Net Shares, if any, as promptly as practicable after the Conversion Date, but in no event later than four Business Days thereafter.  Except as provided in Section 10.02(c) and this Section 10.14(c), delivery of the Principal Return and cash in lieu of fractional shares and the issuance and delivery of Net Shares, if any, shall be deemed to satisfy the Company’s and the Successor Issuer’s obligation with respect to a converted Security.

Section 2.3             Amendments to Section 12.11.Section 12.11 of the First Amended Indenture is amended by adding the following sentence thereto:

All agreements of the Successor Issuer in this Indenture and the Securities shall bind its successor.

Section 2.4             Amendments to Exhibits A-1 and A-2.(a)        The first sentence in paragraph (4) of each of the Form of Reverse Side of Note attached as Exhibits A-1 and A-2 to the First Amended Indenture is amended and restated to read in full as follows:

Magnum Hunter Resources, Inc., a Nevada corporation, issued the Securities under an Indenture, dated as of December 17, 2003, among Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto, and the Trustee.  Such Indenture was supplemented and amended by the First Supplemental Indenture, dated as of June 6, 2005 (the “First Supplemental Indenture”), among Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto and the Trustee and by the Second Supplemental Indenture, dated as of June 7, 2005 (the “Second Supplemental Indenture”), among Cimarex Energy Co., a Delaware corporation, Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto and the Trustee.  Such Indenture, as supplemented and amended by the First Supplemental Indenture and the Second Supplemental Indenture and as it may from time to time be supplemented or amended by one or more other indentures supplemental thereto entered into pursuant to the applicable provisions thereof is herein referred to as the “Indenture.”

(b)           The third and fourth sentences of the first paragraph of paragraph (8) of the Form of Reverse Side of Note attached as Exhibits A-1 and A-2 to the First Amended Indenture are amended and restated to read in full as follows:

The Conversion Price shall, as of the Second Supplemental Indenture Effective Time, be $28.99.  The Conversion Rate shall, as of the Second Supplemental Indenture Effective Time, be 34.4971.

Section 2.5             Amendment to Exhibit C.The last sentence of the first paragraph of the Guarantee attached as Exhibit C to the First Amended Indenture is amended and restated to read in full as follows:

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of December 17, 2003, among Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto, and Deutsche Bank Trust Company Americas, as Trustee (as supplemented and amended by the First Supplemental Indenture, dated as of June 6, 2005, among Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto and the Trustee, and the Second Supplemental Indenture, dated as of June 7, 2005, among Cimarex Energy Co., a Delaware corporation, Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto, and the Trustee and as it may from time to time be supplemented or amended by one or more other indentures supplemental thereto entered into pursuant to the applicable provisions thereof, the “Indenture”).

Section 2.6             Amendments to Securities.(a)The first sentence in paragraph (4) of the reverse side of the Securities is amended and restated to read in full as follows:

Magnum Hunter Resources, Inc., a Nevada corporation, issued the Securities under an Indenture, dated as of December 17, 2003, among Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto, and the Trustee.  Such Indenture was supplemented and amended by the First Supplemental Indenture, dated as of June 6, 2005 (the “First Supplemental Indenture”), among Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto and the Trustee and by the Second Supplemental Indenture, dated as of June 7, 2005 (the “Second Supplemental Indenture”), among Cimarex Energy Co., a Delaware corporation, Magnum Hunter Resources, Inc., the Subsidiary Guarantors party thereto and the Trustee.  Such Indenture, as supplemented and amended by the First Supplemental Indenture and the Second Supplemental Indenture and as it may from time to time be supplemented or amended by one or more other indentures supplemental thereto entered into pursuant to the applicable provisions thereof is herein referred to as the “Indenture.”

(b)           The third and fourth sentences of the first paragraph of paragraph (8) of the reverse side of the Securities are amended and restated to read in full as follows:

The Conversion Price shall, as of the Second Supplemental Indenture Effective Time, be $28.99.  The Conversion Rate shall, as of the Second Supplemental Indenture Effective Time, be 34.4971.

(c)           The first clause of the section titled “CONVERSION NOTICE” of the reverse side of the Securities is amended and restated to read in full as follows:

To convert this Security into Cash and Common Stock, check the box ☐

ARTICLE III
SUCCESSOR ISSUER GUARANTY

Section 3.1             Guarantee.

Subject to the provisions of this Article III, the Successor Issuer hereby unconditionally and irrevocably guarantees (such guarantee to be referred to herein as the “Guarantee”), to and for the benefit of each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee and its successors and assigns, that (a) the principal of, premium, if any, and interest on the Securities (including Liquidated Damages, if any), Conversion Value, Change in Control Purchase Price, and Purchase Price, shall be duly and punctually paid in full when due, whether at maturity, by acceleration, upon redemption, purchase or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company to the Holders under the Indenture and the Securities (including amounts due the Trustee under Section 7.07 of the Indenture), in each case as they have been and may be further amended from time to time, shall be promptly paid in full, all in accordance with the terms hereof and thereof, and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the Securities and such other payment obligations will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

The Successor Issuer hereby further agrees that its obligations under this Article III shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Security holder with respect to any provisions of the Indenture or the Securities, or any modification or amendment of, or supplement of, the Indenture or the Securities.  The Successor Issuer hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Existing Issuer or any Subsidiary Guarantor, any

right to require a proceeding first against the Existing Issuer or any Subsidiary Guarantor, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance by the Existing Issuer of all of its obligations under the Indenture.

Upon making any payment with respect to the Existing Issuer or any Subsidiary Guarantor hereunder, the Successor Issuer shall be subrogated to the rights of the payee against the Company and each Subsidiary Guarantor with respect to such payment; provided that the Successor Issuer shall not enforce any payment by way of subrogation or contribution until all obligations of the Company and the Subsidiary Guarantors under the Indenture have been paid in full.

Section 3.2             Release of Guarantee.

Notwithstanding anything in this Article III to the contrary, concurrently with the payment in full of (a) the principal amount at maturity or such other amounts as cause the Indenture to cease to be of further effect pursuant to Section 8.01 of the Indenture and (b) all other obligations of the Company and the Subsidiary Guarantors under the Indenture, the Successor Issuer shall be released from and relieved of its obligations under the Guarantee.  Upon the delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of the Guarantee was made by the Company in accordance with the provisions of the Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under the Guarantee.  If any of the obligations to pay the principal of, premium, if any, and interest on the Securities (including Liquidated Damages, if any), and any other payment obligations of the Company to the Holders under the Indenture or the Securities are revived and reinstated after the termination of the Guarantee, then all of the obligations of the Successor Issuer under the Guarantee shall be revived and reinstated as if the Guarantee had not been terminated until such time as such amounts on the Securities and all other obligations of the Company under the Indenture are paid in full, and the Successor Issuer shall enter into an amendment to the Guarantee evidencing such revival and reinstatement.

ARTICLE IV
CONCERNING CNAC MERGER

Section 4.1             Representations Concerning the CNAC Merger.The Existing Issuer hereby represents that it shall be the surviving corporation in connection with the CNAC Merger and that, immediately after giving effect to the CNAC Merger, no Event of Default and Default shall have occurred and be continuing.

Section 4.2             Officers’ Certificate and Opinion of Counsel.Concurrently with the execution and delivery of this Second Supplemental Indenture, the Existing Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel as required by Sections 5.01 and 10.11 of the First Amended Indenture.

ARTICLE V
CONCERNING THE TRUSTEE

Section 5.1             Terms and Conditions.The Trustee accepts this Second Supplemental Indenture and agrees to perform the express duties of the Trustee upon the terms and conditions set forth herein and in the First Amended Indenture, as modified by this Second Supplemental Indenture.

Section 5.2             No Responsibility.The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Second Supplemental Indenture or the proper authorization or the due execution hereof by the Existing Issuer or the Subsidiary Guarantors or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Existing Issuer or the Subsidiary Guarantors, as the case may be.

ARTICLE VI
EFFECTIVE TIME; EFFECT OF EXECUTION AND DELIVERY

Notwithstanding the execution and delivery of this Second Supplemental Indenture on the date hereof, the amendments to the First Amended Indenture set forth in Article II of this Second Supplemental Indenture shall not become effective unless and until the Effective Time (as defined in the Merger Agreement) of the CNAC Merger occurs (the date and time of such Effective Time is herein called the “Second Supplemental Indenture Effective Time”).  From and after the Second Supplemental Indenture Effective Time and without any further notice or action on the part of the Successor Issuer, the Existing Issuer, the Subsidiary Guarantors, the Trustee, any Holder or any other Person, (i) the First Amended Indenture shall be deemed to be modified in accordance with the assumption, substitution and amendments set forth in Article II of this Second Supplemental Indenture, (ii) this Second Supplemental Indenture shall form a part of the Indenture for all purposes, (iii) each reference in the Indenture to “this Indenture,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Indenture, as affected, amended and supplemented hereby, (iv) except as expressly modified by this Second Supplemental Indenture, the First Amended Indenture shall continue in full force and effect, (v) the Securities shall continue to be governed by the First Amended Indenture, as modified by this Second Supplemental Indenture and (vi) every Holder of Securities heretofore  or hereafter authenticated and delivered shall be bound by the First Amended Indenture, as modified by this Second Supplemental Indenture.

ARTICLE VII
OBLIGATIONS UNDER THE INDENTURE

Notwithstanding anything to the contrary in the First Amended Indenture, this Second Supplemental Indenture or the First Amended Indenture, as modified by this Second Supplemental Indenture, (i) except as provided in Article III of this Second Supplemental Indenture, all obligations for payment of principal of, or premium, if any, interest, Liquidated Damages, if any, Principal Return, Change in Control Purchase Price, the Existing Issuer’s obligations concerning conversion of the Securities under the Indenture, or Purchase Price due to be paid on, the Securities shall remain solely the obligations of the Existing Issuer and (ii) any requirement to provide notices, make announcements or file documents with the Trustee in Article 10 of the First Amended Indenture, as modified by this Second Supplemental Indenture, shall remain the responsibility of the Existing Issuer, and, except to the extent provided in the TIA, the Successor Issuer shall not be responsible for such notices, announcements or filings.  The Successor Issuer has executed this Second Supplemental Indenture only for the purpose of confirming its obligation to issue common stock, par value $.01 per share, of the Successor Issuer upon the conversion of Securities and to provide its Guarantee as set forth herein.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.1             Headings

The Article and Section headings in this Second Supplemental Indenture are for convenience only and shall not affect the construction of this Second Supplemental Indenture.

Section 8.2             Rights and Obligations of the Trustee.All of the provisions of the First Amended Indenture with respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Second Supplemental Indenture as fully and with the same effect as if set forth herein in full.

Section 8.3             Successors.All agreements of the Successor Issuer in this Second Supplemental Indenture shall bind its successors.  All agreements of the Existing Issuer and each of the Subsidiary Guarantors in this Second Supplemental Indenture shall bind their respective successors.  All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

Section 8.4             Separability Clause.In case any provision in this Second Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.5             Multiple Originals.This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 8.6             Governing Law.THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 8.7             Conflict with Trust Indenture Act.If any provision of this Second Supplemental Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Second Supplemental Indenture by the TIA, the required provision shall control.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed all as of the day and year first above written.

SUCCESSOR ISSUER:

CIMAREX ENERGY CO.
By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

EXISTING ISSUER:

MAGNUM HUNTER RESOURCES, INC.
By:	/s/ Richard R. Frazier
Name:	Richard R. Frazier
Title:	President, Chief Executive Officer

SUBSIDIARY GUARANTORS:

MAGNUM HUNTER PRODUCTION, INC.

By:	/s/ Richard R. Frazier
Name:	Richard R. Frazier
Title:	President, Chief Executive Officer

GRUY PETROLEUM MANAGEMENT CO.

By:	/s/ Richard R. Frazier
Name:	Richard R. Frazier
Title:	President, Chief Executive Officer

HUNTER GAS GATHERING, INC.

By:	/s/ Richard R. Frazier
Name:	Richard R. Frazier
Title:	President, Chief Executive Officer

TRAPMAR PROPERTIES, INC.

By:	/s/ Richard R. Frazier
Name:	Richard R. Frazier
Title:	President, Chief Executive Officer

CONMAG ENERGY CORPORATION

By:	/s/ Richard R. Frazier
Name:	Richard R. Frazier
Title:	President, Chief Executive Officer

PINTAIL ENERGY, INC.

By:	/s/ Richard R. Frazier
Name:	Richard R. Frazier
Title:	President, Chief Executive Officer

PRIZE OPERATING COMPANY

By:	/s/ Richard R. Frazier
Name:	Richard R. Frazier
Title:	President, Chief Executive Officer

PEC (DELAWARE), INC.

By:	/s/ Richard R. Frazier
Name:	Richard R. Frazier
Title:	President, Chief Executive Officer

PRIZE ENERGY RESOURCES, L.P.

By:	Prize Operating Company,
its General Partner

By:	/s/ Richard R. Frazier
Name:	Richard R. Frazier
Title:	President, Chief Executive Officer

OKLAHOMA GAS PROCESSING, INC.

By:	/s/ Richard R. Frazier
Name:	Richard R. Frazier
Title:	President, Chief Executive Officer

TRUSTEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Irina Golovashchuk
Name:	Irina Golovashchuk
Title:	Associate